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Exhibit 8.2

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

October 10, 2014

SWS Group, Inc.
1201 Elm Street, Suite 3500
Dallas, TX 75270

Ladies and Gentlemen:

        We have acted as counsel for SWS Group, Inc. ("SWS"), a Delaware corporation, in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger dated as of March 31, 2014 (the "Merger Agreement") among Hilltop Holdings Inc. ("Hilltop"), a Maryland corporation, Peruna LLC ("Merger Subsidiary"), a Delaware limited liability company and a direct, wholly owned subsidiary of Hilltop, and SWS and (ii) the preparation and filing of the related Registration Statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement. At your request, and in connection with the filing of the Registration Statement, including the Proxy Statement/Prospectus contained therein, we are rendering our opinion concerning certain United States federal income tax matters.

        In connection with this opinion, we have examined the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. For purposes of this opinion, we have assumed, with your permission, that (i) the Merger will be consummated in the manner described in the Merger Agreement and the Registration Statement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the factual statements and representations made by Hilltop (together with Merger Subsidiary) and SWS in their respective officer's certificates dated as of the date hereof and delivered to us for purposes of this opinion (the "Officer's Certificates") are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement or the Officer's Certificates "to the knowledge of", or based on the belief of Hilltop, Merger Subsidiary or SWS or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants, and agreements contained in the Merger Agreement. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations to be made by Hilltop and SWS referred to above, which we have assumed will be true as of the Effective Time.

        Based upon and subject to the foregoing, we are of the opinion that under currently applicable United States federal income tax law (i) the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) subject to the limitations and qualifications set forth therein, the discussion in the section of the Registration Statement entitled "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to holders of SWS common stock.

        We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

        We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Davis Polk & Wardwell LLP

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  Exhibit 8.2